Exhibit 7.2.1(b)

                          MainStreet Real Estate Leases

                                 [See Attached]

                           EXHIBIT 7.2.1(B) CONTINUED

                                EXHIBIT 7.2.1(B)
                               LIST OF MAINSTREET
                               REAL ESTATE LEASES


                                                                                             (4/98-3/99)     (4/99-3/00)
                                                                                             Predicated      Predicated
                                                      Month       Month           Type of    FY 1999         FY 2000
Practice Location      #       Lessor                 Started     Ending           Lease     Expense         Exense
-----------------      -       ------                 -------     ------           -----     -------         ------
Stone Mountain         003     Dr. Harold Holloway    May-96      Apr-01        Standard     34,733.16       34,733.16
1324 Rockbridge Rd             130 Mockingbird Dr.
Stone Mt., GA                  Amercus, GA 31709
30087
Covington              004     Dr. Edward R. Bailey   Apr-96      Mar-01        Standard     36,000.00       36,000.00
4168 Tate Street               1840 Ridgemill Terr
Covington, GA                  Dacula, GA 30211
30209
Lawrenceville          005     Dr. M.T. Bagheri       Nov-97      Oct-99        Standard     30,557.85       16,334.61
719 Scenic Hwy                 719 Scenic Hwy
Suite B & C                    Suite A
Lawrenceville, GA              Lawrenceville, Ga
30045                            30045
Knoxville (West)       007     Lay Properties         Dec-96      Nov-01        Standard     91,006.00       91,006.00
10412 Kingston Pike            1453 N Campbell
Knoxville, TN                     Start Rd.
  37912                        Knoxville, TN 37932
Knoxville (North)      007     Lay Properties         Dec-96      Nov-01        Standard     54,000.00       54,000.00
108B Inskip Drive              1453 N Campbell
Knoxville, TN                    Start Rd
   37912                       Knoxville, TN 37932
Austell                008     BAC Properties         Jan-97      Dec-01        Standard     54,000.00       54,000.00
1678 Mulkey Road               1676 Mulkey Road
Suites A&B                     Suite D
Austell, GA 30001              Austell, GA 30001
Snellville             010     Robert Robinson        Jan-97      Dec-02        Standard     58,710.00       58,710.00
2270 Oak Road                  P.O. Box 6279
Snellville, GA                 Fernandina Beach, FL
  30278                         32035
Conyers                011     Dr. Ellis/Petit        Jan-97      Dec-02        Standard     54,000.00       54,000.00
1491 Old Salem Rd              Partnership
Conyers, GA 30208              535 Cooper Road
                               Loganville, GA 30052



                                                       (4/00-3/01)        (4/01-3/02)     (4/02-Forward)
                                                       Predicated FY      Predicated FY       Future
Practice Location      #       Lessor                  2001 Expenses      2002 Expenses     Obligation)
-----------------      -       ------                  -------------      -------------     -----------
Stone Mountain         003     Dr. Harold Holloway     34,733.16          2,894.43          n/a
1324 Rockbridge Rd             130 Mockingbird Dr.
Stone Mt., GA                  Amercus, GA 31709
30087
Covington              004     Dr. Edward R. Bailey    36,000.00          n/a               n/a
4168 Tate Street               1840 Ridgemill Terr
Covington, GA                  Dacula, GA 30211
30209
Lawrenceville          005     Dr. M.T. Bagheri        n/a                n/a               n/a
719 Scenic Hwy                 719 Scenic Hwy
Suite B & C                    Suite A
Lawrenceville, GA              Lawrenceville, Ga
30045                            30045
Knoxville (West)       007     Lay Properties          91,006.00          60,672.00         n/a
10412 Kingston Pike            1453 N Campbell
Knoxville, TN                     Start Rd.
  37912                        Knoxville, TN 37932
Knoxville (North)      007     Lay Properties          54,000.00          36,000.00         n/a
108B Inskip Drive              1453 N Campbell
Knoxville, TN                    Start Rd
   37912                       Knoxville, TN 37932
Austell                008     BAC Properties          54,000.00          54,000.00         n/a
1678 Mulkey Road               1676 Mulkey Road
Suites A&B                     Suite D
Austell, GA 30001              Austell, GA 30001
Snellville             010     Robert Robinson         58,710.00          58,710.00         44,032.50
2270 Oak Road                  P.O. Box 6279
Snellville, GA                 Fernandina Beach, FL
  30278                         32035
Conyers                011     Dr. Ellis/Petit         54,000.00          54,000.00         40,500.00
1491 Old Salem Rd              Partnership
Conyers, GA 30208              535 Cooper Road
                               Loganville, GA 30052


                                                      EXHIBIT 7.2.1(B) CONTINUED

                                                                                             (4/98-3/99)     (4/99-3/00)
                                                                                             Predicated      Predicated
                                                      Month       Month           Type of    FY 1999         FY 2000
Practice Location      #       Lessor                 Started     Ending           Lease     Expense         Exense
-----------------      -       ------                 -------     ------           -----     -------         ------

Auburn                 012     Columbia Barrow        Jan-98      Dec-98        Standard     8,937.00        n/a
12 Seventh Street              Med Ctr.
Auburn, GA 30203               316 North Broad St
                               Winder, GA 30680
Snapfinger             014     Mildred L. Davis       Mar-97      Monthly       Oral         1,100.00        n/a
5014 Snapfinger                3551 Knotsberry Lane                                          (Per Month)
   Woods                       Duluth, GA 30135
Decatur, GA 30035
Univ. Diagnostics      015     Dr. Robert F. Eaves    Apr-95      Annual        Sublease     12,000.00       n/a
2390 Main Street               5394 Leather Stking
Tucker, GA 30084                  Lane
                               Stone Mtn. GA 30087


                                                       (4/00-3/01)        (4/01-3/02)     (4/02-Forward)
                                                       Predicated FY      Predicated FY       Future
Practice Location      #       Lessor                  2001 Expenses      2002 Expenses     Obligation)
-----------------      -       ------                  -------------      -------------     -----------
Auburn                 012     Columbia Barrow        n/a                n/a               n/a
12 Seventh Street              Med Ctr.
Auburn, GA 30203               316 North Broad St
                               Winder, GA 30680
Snapfinger             014     Mildred L. Davis       n/a                n/a               n/a
5014 Snapfinger                3551 Knotsberry Lane
   Woods                       Duluth, GA 30135
Decatur, GA 30035
Univ. Diagnostics      015     Dr. Robert F. Eaves    n/a                n/a               n/a
2390 Main Street               5394 Leather Stking
Tucker, GA 30084                  Lane
                               Stone Mtn. GA 30087